EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                           FOR THE THREE     FOR THE SIX
                                            MONTHS ENDED     MONTHS ENDED
                                              JUNE 30,          JUNE 30,
                                          ---------------   ---------------
                                           1995     1996     1995     1996
                                          ------   ------   ------   ------
Per Share Data:
       Net income                         $2,595   $3,669   $4,727   $7,208
                                          ======   ======   ======   ======
       Net income per common and common
       equivalent shares, primary         $ 0.29   $ 0.39   $ 0.52   $ 0.76
                                          ======   ======   ======   ======
       Net income per common and common
       equivalent shares, fully diluted   $ 0.29   $ 0.38   $ 0.52   $ 0.76
                                          ======   ======   ======   ======
WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES:
Primary:
       Weighted average number of
       common shares outstanding           8,478    8,924    8,431    8,919

       Common equivalent shares:
            Options                          599      574      631      544
                                          ------   ------   ------   ------
                                           9,077    9,498    9,062    9,463
                                          ======   ======   ======   ======
Fully diluted:
       Weighted average number of
       common shares outstanding           8,478    8,924    8,431    8,919

       Common equivalent shares:
            Options                          599      627      631      571
                                          ------   ------   ------   ------
                                           9,077    9,551    9,062    9,490
                                          ======   ======   ======   ======